Exhibit 10.19

SUBLEASE GUARANTY

THIS SUBLEASE GUARANTY (this "Guaranty") is dated as of Jane 15, 2005 (the "Effective Date"), and is executed by COMBIMATRIX, CORPORATION., a Delaware Corporation ("Guarantor") in favor of ACCUPATH DIAGNOSTIC LABORATORIES, INC., dba U.S. LABS, a California corporation in connection with that Certain Sublease Agreement (the "Sublease"), dated June 15, 2005, between ACCUPATH DIAGNOSTIC LABORATORIES, INC., DBA U.S. LABS, a California corporation ("Sublandlord") and COMBIMATRIX MOLECULAR DIAGNOSTICS, INC., a California corporation, ("Subtenant") for the Subleased Premises located at 310 Goddard Way, Suite 150, Irvine, California. The Sublease is subject to the terms, conditions and provisions of the Lease, as that term is defined in the Sublease. Sublandlord has requested that Guarantor guarantee the Sublease. Consequently, Guarantor hereby acknowledges that this Guaranty is being executed and delivered to Sublandlord as a material inducement to and in consideration of Sublandlord entering into the Sublease with Subtenant and that Sublandlord would not enter into the Sublease without the execution and delivery of this Guaranty. In consideration of Sublandlord's entering into the Sublease, Guarantor hereby agrees as follows;

1.   Guarantor hereby guarantees the punctual payment by Subtenant of all rent, monies and charges payable under the Sublease incurred from and after the Effective Date until the and of the term of the Sublease and the prompt and complete performance of every covenant, condition and provision of the Sublease to be kept, observed or performed by Subtenant from and after the Effective Date. Guarantor shall indemnify, defend by counsel reasonably acceptable to Sublandlord and hold Sublandlord harmless from and against any claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees) arising directly or indirectly out of any failure by Subtenant to pay any rent, monies or charges payable by Subtenant under the Sublease from and after the Effective Date or the failure by Subtenant to perform any of the terms, covenants, conditions or provisions of the Sublease to be observed or performed by Subtenant from and after the Effective Date. All payments to be made by Guarantor under this Guaranty shall be made without deduction or offset and shall be made immediately upon demand by Sublandlord.

2.   Guarantor hereby expressly waives (i) notice of the acceptance of this Guaranty, (ii) and all notice of non-performance, non-payment or non-observance on the part of Subtenant of the terms, covenants regarding; Subtenant's payment obligations under the conditions and provisions of the Sublease, and (iii) notice of any adverse changes in the financial status of Subtenant or other facts which increase the risk of this Guaranty to Guarantor. Guarantor specifically agrees that this is a guarantee of payment of performance, not of collection or satisfaction of judgment. Guarantor hereby consents to any remedy pursued by Sublandlord or its successor-in-interest to enforce its rights under the Sublease, in whatever order such party may choose, including any remedies which may affect or destroy Guarantor's right of subrogation or the right of Guarantor to proceed against Subtenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any rights Guarantor hereby waives any rights Guarantor may have under California Civil Code sections 2809, 2819, 2845, 2849 and 2850, or any successor statutes. Other than the nonpayment of money, Sublandlord will provide Guarantor reasonable notice of non-performance or non-observance of the terms, covenants, conditions and provisions of the Sublease.

3.   This Guaranty is absolute and unconditional and the obligations of Guarantor under this Guaranty shall not be released, discharged, mitigated, impaired or affected, except to the same extent as Subtenant's obligations have been affected by: (a) any extensions of time, indulgences or modifications which Sublandlord may extend to or make with Subtenant in respect of or in the performance of any of the obligations of Subtenant under any one or more of the provisions of the Sublease; (b) any waiver by or failure of Sublandlord to enforce any term, covenant, condition or provision of the Sublease; (c) any amendment, supplement, renewal or extension of the Sublease; (d) any assignment of the Sublease by Subtenant or by any trustee, receiver or liquidator of Subtenant; (e) any consent which. Sublandlord may give to any such assignment or to any other matter; or (f) the release, substitution or addition of any guarantor of or party to the Sublease.

4.   Guarantor hereby waives any right to require Sublandlord to: (a) proceed against Subtenant or any other person or pursue any rights or remedies with respect to the Sublease before proceeding against Guarantor; (b) proceed against or exhaust any security of Subtenant held by Sublandlord; or (c) pursue any other remedy whatsoever in Sublandlord's power. Sublandlord shall have the right to enforce this Guaranty regardless of the acceptance of additional security from the Subtenant and regardless of the release or discharge of Subtenant by Sublandlord or by others or by operation of any law. Guarantor's obligations hereunder are independent of the obligations of Subtenant under the Sublease and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Subtenant or Subtenant is joined in any such action or actions.

5.   Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Subtenant in any receivership, bankruptcy, winding-up or other creditor's proceeding or the rejection, disaffirmance or disclaimer of Subtenant's obligations under the Sublease in any proceeding, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the term contemplated and expressed in the Sublease. If Subtenant's obligations under the Sublease are rejected in any bankruptcy, reorganization, or similar proceeding involving Subtenant, or if the Sublease and/or any interest of Subtenant is terminated as a result of or in any such proceeding whether by action of or on behalf of Sublandlord or Subtenant, then in either of such events, Guarantor hereby agrees to and hereby does Sublease and hire as of the effective date of such rejection or terminations, the Subleased Premises described in the Sublease, and Sublandlord hereby agrees to and hereby does demise and rent such Subleased Premises as of said time to Guarantor for what would be, but for such rejection or termination, the remainder of the term of said Sublease, upon all of the provisions set forth in the Sublease, all of which Guarantor covenants and agrees to perform and comply with as though Guarantor were substituted for Subtenant as the Subtenant under the Sublease as of the time of such rejection or termination and as though the Sublease had not been so rejected or terminated but continued in full force and effect with Guarantor as Subtenant. In such event, Sublandlord will take all reasonable steps to assist or permit Guarantor to exercise its rights with respect to use and possession of the Premises. Notwithstanding anything to the contrary contained in this Section 5, any such demise of the Subleased Premises by Sublandlord to Guarantor shall be subject to the consent of the Lessor under the Lease and, if Lessor elects to recapture the Subleased Premises, the Sublease and this Guaranty shall be void and of no effect as of the effective date of such election of recapture.

6.  The liability of Guarantor shall not be affected by any repossession of the Subleased Premises by Subtandlord, provided, however, that the net payments received by Sublandlord after deducting all reasonable costs and expenses of repossessing and/or reletting the same, shall be credited from time to time by Sublandlord to the account of the Guarantor and Guarantor shall pay any balance owing to Sublandlord from time to time, immediately upon demand by Sublandlord. Upon repossession, Sublandlord shall take reasonable steps to mitigate its damages and costs.

7.  No action or proceeding brought or instituted under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guaranty by reason of any further default or defaults hereunder and/or under the Sublease.

8.  Guarantor hereby waives and agrees not to assert or take advantage of: (a) the defense of any statute of limitations in any action under or related to this Guaranty or the Sublease; (b) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Subtenant or any other person; (c) any and all defenses based upon an election of remedies by Sublandlord which limits or destroys any subrogation rights Guarantor might otherwise have; and (d) any bankruptcy of Subtenant.

9.  Until all Subtenant's obligations under the Sublease are fully performed, Guarantor. (a) shell have no right of subrogation against Subtenant by reason of any payment or acts of performance by Guarantor under this Guaranty or any other guaranty entered into by Guarantor; and (b) subordinates any liability or indebtedness of Subtenant now or hereafter held by Guarantor to the obligations of Subtenant under, arising out of or related to the Sublease or Subtenant's use of the premises demised thereby.

10.  All rights, powers and remedies of Sublandlord hereunder and under any other agreement now or at any time hereafter in force between Sublandlord and Guarantor relating to the Sublease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Sublandlord by law.

11.  Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

12.  This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

13.  The individual executing this Guaranty on behalf of Guarantor represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of Guarantor in accordance with a duly adopted resolution of the Board of Directors of Guarantor or in accordance with the bylaws of Guarantor, and that this Guaranty is binding upon Guarantor in accordance with its terms.

14.  Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, to Guarantor at the address provided under Guarantor's signature below, and if to Sublandlord, to the following addresses:

Accupath Diagnostic Laboratories, Inc.
2601 Campus Drive
Irvine, California 92618
Attention: CEO

Notices shall be deemed to have been given forty-eight (48) hours after the deposit of the same in a United States mail post office box in a state to which the notice is addressed, or seventy-two (72) hours after deposit of same in any such post office box in a state other than the state to which the notice is addressed, postage prepaid and addressed as set forth above. A. notice shall not be deemed given unless and until it shall have been given to all address(es) to which notices must be sent. Any panty may change its address(es) for notices by a notice given in accordance with this Section.

15.  No modification of this Guaranty shall be effective unless the same shall be in writing and signed by Guarantor and Sublandlord. No right of Sublandlord hereunder shall be deemed to have been waived by any act of Sublandlord or any failure to exercise such right or any delay in exercising such right. Any waiver by Sublandlord of any right of Sublandlord hereunder must be express and in writing to be effective. No right of Guarantor hereunder shall be deemed to have been waived by any act of Guarantor or any failure to exercise such right or any delay in exercising such rights. Any waiver of Guarantor of any right of Guarantor hereunder mist be express and in writing to be effective.

16.  All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of and may be enforced by Sublandlord, its successors and assigns. Sublandlord may assign its rights under this Guaranty.

17.  If Sublandlord is required to enforce Guarantor's obligations under this Guaranty by any legal action or proceedings, or if a dispute arises in connection with the validity, enforceability, enforcement or construction of this Guaranty or any other matter relating to this Guaranty, the losing party shall pay all reasonable attorneys' fees incurred by the prevailing party in such dispute.

18.   Guarantor hereby represents and warrants that: (a) Guarantor has received and reviewed the Sublease and is familiar with the terns thereof; (b) the execution of this Guaranty will not render Guarantor insolvent in any way; and (c) Sublandlord's entering into the Sublease materially benefits Guarantor and Guarantor is receiving fair consideration for this Guaranty.

19.   Any amount required to be paid by Guarantor hereunder shall bear interest from the date due until the date paid at the lesser of: (a) thirteen percent (13%) per annum; or (b) the maximum rate permitted by law. All interest shall be compounded monthly and shall be payable to Sublandlord on demand.

20.  Time is of the essence with respect to the performance of Guarantor's obligations hereunder.

21.  This Guaranty contains the entire agreement of Guarantor and Sublandlord with respect to the subject matter hereof

22.   Guarantor hereby consents to the personal jurisdiction and venue of any California state court and any United States court located in the State of California and the service of process authorized by any such court. Process may be served upon Guarantor at its address for notices specified herein.

23.  All capitalized terms used in this Guaranty shall have the same meaning as those terms are used in the Sublease or the Lease.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year written above.

"GUARANTOR"
COMBIMATRIX CORPORATION, a
Delaware corporation

By: /s/ Scott Burrell
Name: Scott Burrell
Title: Vice President, Finance

Guarantor's Address for Notices:

CombiMatrix Corporation
6500 Harbour Heights Parkway, Suite 301
Mukilteo, Washington 98275
Attention: General Counsel

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